     THIS LEASE AGREEMENT made as of the 31st day of March, 1995, by and between TECHNICAL PUBLICATIONS SERVICE, INC. (hereinafter called (Landlord") and TPS MICROGRAPHICS, INC. (hereinafter called "Tenant").

                          W I T N E S S E T H   T H A T:

     The parties hereto agree for themselves, their successors and assigns, as follows:

     1. Premises. Landlord hereby leases to Tenant, the Tenant hereby accepts and rents from Landlord, that certain portion of the property currently occupied by both Landlord and Tenant, the portion leased hereunder to Tenant being hereinafter called "Demised Premises", shown and outlined in yellow on the attached Exhibit 1 (Office Space), Exhibit 2 (Finished Production) and 5,899 square feet of Unfinished Production space within the same building, and warehouse space within the same building totaling 6,564 square feet not specifically located, plus parking for not less than 55 automobiles and ingress and egress to and from the Demised Premises. Landlord and Tenant may with mutual agreement vary or change the space and location indicated above as to the location or square footage.

     TO HAVE AND TO HOLD the said Demised Premises and appurtenances upon the terms and conditions hereinafter set forth.

     2. Term. The term of this lease shall be for a period of five years and three months, commencing on April 1, 1995 and terminating on June 30, 2000.

     3. Basic Rent. The basic rent for the initial term shall be $372,141.00 and shall be payable in monthly installments of $5,907.00 per month on the first
(1st) day of each month in advance.

     4. Additional Rent. In addition to the basic rent provided for in paragraph 3 above, Tenant shall pay to Landlord, as additional rent, the following:

          a. As additional rent, Tenant shall pay to Landlord each year for five consecutive lease years beginning April 1, 1995, 50% of the before tax profits of Tenant after adjusting the salary of David L. Crowder and Dina
     G. Crowder to $145,000 00, reducing to a reasonable amount compensation paid to any other member of David L. Crowder's immediate family, as applicable, and after deducting from said pretax profits an amount equal to the total principal payments made by Tenant on the note described in the Stock Purchase Agreement of even date herewith up to a maximum of $18,830.27 for the year April 1, 1995 to March 31, 1996; $20,635.02 for the year April 1, 1996 to March 31, 1997; $22,458.96 for the year April 1, 1997 to March 31, 1998; $24,444.15 for the year April 1, 1998 to March 31, 1999;
     and $26,604.76 for the year April 1, 1999 to March 31, 2000. Payment of the additional rent provided for hereunder shall be made to Landlord by Tenant within 75 days of the end of each lease year. For purposes of this paragraph, Tenant's lease year shall be from April 1 to March 31 of each calendar year. In the event Tenant prepays all or a portion of its obligations under the note, such prepayments over $18,830.27 for the year April 1, 1995 to March 31, 1996; $20,635.02 for the year April 1, 1996 to March 31, 1997; $22,458.96 for the year April 1, 1997 to March 31, 1998;
     $24,444.15 for the year April 1, 1998 to March 31, 1999; and $26,604.76 for the year April 1, 1999 to March 31, 2000 for the applicable year shall accrue to and be applied in the next subsequent lease years so that such prepayments will be deducted from pretax profits in succeeding years. Tenant makes no representations or warranties as to its future level of profits.

          b. Taxes. Tenant shall pay its pro rata share of the annual real estate taxes assessed or imposed upon the Demised premises by any governmental authority (based upon the previous years total tax bills) as each payment is made by the Landlord for said taxes. Tenant's pro rata share shall be calculated in the same manner as the calculation has been made on Exhibit 3 attached hereto and made a part hereof, except that adjustment shall be made by the parties to this lease to reflect actual changes in the square footage occupancy of Tenant, such changes to be made only with the mutual written consent of the parties hereto. Changes in square footage shall cause an adjustment in the Tenant's pro rata share as of the first day of the next succeeding month in which a change in square footage has occurred. For purposes of this lease the percentage determined in accordance with this paragraph for Tenant's pro rata share is referred to hereinafter as "Tenant's Pro Rata Share Percentage".

          c. Landlord's Refinancing. It is understood that at any time Landlord may, at its option, obtain fixed rate or other financing on the Demised Premises. In the event Landlord refinances, Tenant agrees to execute any and all documents required to subordinate this lease.

          d. Late Charge. A late charge of 5% of the amount due shall be paid by Tenant on any installment not received by Landlord by the 15th day of each month.

          e. Payment of Rental. All rental payments provided herein shall be made in advance on the 1st day of each month with the first payment due on the date of this lease to Landlord at its principal office at Forest, Virginia until notice to the contrary is given by Landlord.

     5. Improvements and Delivery of Demised Premises. Tenant hereby acknowledges that it has examined the Demised Premises, that same are acceptable for the use for which Tenant intends to occupy the Demised Premises, and that Tenant is leasing the Demised premises "AS IS" Landlord shall have no obligation to make any repairs or improvements to the Demised Premises except as herein specifically provided.

     6. Taxes. Tenant covenants and agrees to pay promptly an amount equal to Tenant's Pro Rata Share Percentage times the amount of all taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Demised Premises, in the manner heretofore provided in this Lease

Agreement. Tenant shall also be required to pay any taxes or assessments of any nature imposed or assessed upon fixtures, equipment, merchandise, leasehold improvements or other property installed in the Demised Premises by Tenant or brought thereon by Tenant or Tenant's agent, and Tenant agrees that it will promptly pay all such taxes or assessments as the same become due.

     7. Insurance. Landlord will maintain and pay for adequate fire and all risk insurance, with extended coverage, on the Demised Premises in an amount equal at least to $_______. Landlord shall also maintain and pay for general liability insurance in the face amount of at least $________. Any and all policies of insurance shall name Tenant as an insured. Tenant shall reimburse Landlord 30% of the cost of the foregoing insurance coverage to be paid to Landlord within ten (10) business days after payment by Landlord on the premiums for each such policy. In addition, Tenant will provide and pay for all insurance on its own contents in the Demised Premises. Landlord and Tenant hereby waive the right of subrogation against the other as a result of loss or damage to the Property (personal and real) of Landlord and Tenant.

     8. Use of Demised Premises. Tenant shall comply with all laws, ordinances, orders or regulations of any lawful authority having jurisdiction over the Demised Premises or the adjacent public streets including without limitation making at its own expense all alterations to the Demised Premises required by any such authority; and Tenant shall not do any act or follow any practice in or about the Demised Premises which shall constitute a nuisance or violate any law.

     9. Landlord's Covenant to Maintain. Landlord will, at its own expense, subject to Tenant's obligation to reimburse Landlord 30% of the cost of same, keep and maintain in good order and repair during the full term of this lease the Demised Premises, including without limitation, the entire interior and exterior and grounds and all window glass, plate glass, paving, plumbing, wiring, electrical systems and heating and air conditioning systems and mechanical systems and other systems; and Tenant will, at the end of the term of this lease, deliver the Demised premises to the Landlord in as good condition as they were when received by it, excepting only normal wear and tear. Landlord shall be responsible for the replacement, if necessary, of any and all mechanical, HVAC, plumbing, electrical, and other systems in or on said real estate during the term of this lease and Landlord shall have the right to inspect the Demised Premises at reasonable times.

     10. Damage or Destruction by Casualty. If the Demised Premises are damaged or destroyed during the term of this lease by fire or other casualty covered by an ordinary fire insurance policy with extended coverage, Tenant shall give immediate written notice thereof to Landlord, and Landlord will, to the extent insurance proceeds cover the cost of same, reconstruct the Demised Premises or repair such damage as promptly as practicable, and Tenant shall meanwhile be entitled to an abatement of rental to the extent of the loss of use suffered by it; provided, however, that if the Demised Premises shall be damaged or destroyed by casualty to the extent of fifty percent (50%) or more of their replacement value, Landlord shall thereupon have the option to terminate this lease or to replace or repair the Demised Premises.

     11. Utilities. During the term of this lease, Landlord shall provide and pay for all lights, heat, janitor service and other utilities, except water, required by it in the use of the Demised Premises, and Tenant shall reimburse Landlord an amount equal to the Tenant's Pro Rata Share Percentage times the amount of the cost of the foregoing utilities as such costs are incurred by Landlord. With respect to water, during the term of this lease Landlord shall provide and pay for water required by and used from the Demised Premises and Tenant shall reimburse Landlord 80% of the cost of such water as said costs are incurred, subject to adjustment based on usage by Landlord and Tenant.

     12. Indemnity. Landlord shall not be liable for any direct, incidental or consequential damages suffered by Tenant or its employees or agents or any other person or entity arising out of or in connection with the use of or occupancy of the Demised Premises and Tenant covenants and agrees that it will defend, indemnify, protect and save harmless the Landlord from the claims, suits, judgments, liens, damages, including costs and attorney's fees of all persons arising from or out of the use or occupancy of the Demised Premises by or under Tenant or Tenant's agents, employees or invitees.

     13. Fixtures and Personal Property. Any trade fixtures, equipment and other personal property owned by Tenant and installed or attached to the Demised Premises by or at the expense of Tenant shall remain the property of Tenant, and Tenant shall have the right at any time, provided it is not then in default hereunder, to remove any and all of such fixtures, provided, however, that in such event Tenant shall restore the Demised Premises to substantially the same condition in which they were at the time Tenant took possession.

     14. Landlord's Entry. The Landlord shall have the right to enter upon the Demised Premises at all reasonable times during the term of this lease for the purposes of inspection, maintenance, repair and alteration and to show the same to prospective tenants or purchasers.

     15. Assigning, Mortgaging, Subletting. Tenant agrees not to assign, sublet, mortgage, pledge or encumber this Lease Agreement in whole or in part, or sublet the whole or any part of the Demised Premises, without first obtaining the written consent of Landlord. Tenant agrees that, in the event of any such assignment, subletting or licensing made with the written consent of Landlord as aforesaid, Tenant will nevertheless remain primarily liable for the performance of all the terms, conditions and covenants of this Lease Agreement.

     16. Default. If the tenant shall continue in default in the payment of any rental or other sum of money becoming due hereunder for a period of ten (10) days after notice of such default has been given to Tenant, or if either party hereto shall default in the performance of any other of the terms, conditions or covenants contained in this lease to be observed or performed by it and the party in default does not remedy such default within (30) days after written notice thereof or, if such default cannot be remedied in such period, does not within such thirty (30) days commence such act or acts as shall be necessary to remedy the default and shall not complete such act or acts promptly, or if the Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file in any court pursuant to any statute, either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization, or file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of the Tenant and such appointment shall not be vacated or set aside within fifteen (15) days from the date of such appointment, or if the Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if the Tenant shall vacate, fail to operate in or abandon the Demised Premises or any substantial part thereof or suffer the lease to be taken under any writ of execution and such writ is not vacated or set aside within fifteen (15) days, then in any such event the party not in default shall have the right to terminate and cancel this Lease Agreement; provided, however, that Tenant shall not have the right to terminate and cancel this Lease Agreement unless and until it shall have given written notice, by registered or certified mail, of the default by the Landlord to the holder of holders of any mortgage or deed of trust covering the Demised Premises and shall have given said holder or holders a reasonable opportunity to cure such default, including time to get possession of the premises by an expeditious trustee's sale or foreclosure action, if this should be necessary to effect such cure; and if the Tenant is the party in default the Landlord, without excluding other rights or remedies that it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and dispose of such property as it sees fit, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. If the Landlord should elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings, it may either terminate this Lease Agreement or it may from time to time without terminating this Lease Agreement, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises for such term and at such rentals and upon such other terms and conditions as the Landlord may deem advisable. No such re-entry or taking possession of the Demised Premises by the Landlord shall be construed as an election to terminate this lease unless a written notice of such intention be given by the Landlord to the Tenant at the time of such re-entry; but, notwithstanding any such re-entry and reletting without termination, the Landlord may at any time thereafter elect to terminate this lease for such previous breach. In the event of any termination by Landlord, whether before or after re-entry. Landlord may recover from Tenant damages incurred by reason of such breach, including the cost of recovering the Demised premises and the difference in value between the rental which would be payable by the Tenant hereunder for the remainder of the term and the reasonable rental value of the Demised Premises for the remainder of the term. Any event of default under and pursuant to this lease shall constitute an event of default under and pursuant to all other leases by and between Landlord and Tenant.

     17. Remedies Cumulative-Nonwaiver. No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this lease to Landlord or Tenant may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right or power arising from any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence thereto.

     18. Eminent Domain. If any substantial part of the Demised Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking shall make the operation of Tenant's business on the Demised Premises impractical, Landlord at its option and at its own expense may repair and restore the Demised Premises to a tenantable condition, and the rental to be paid by Tenant hereunder shall be proportionately and equitably adjusted.

     19. Option to Purchase by Tenant. Tenant shall have the option to purchase a 50% interest in the real property of which the Demised Premises is a part, said property consisting of a building and 10 acres of land, more or less, during the last three months of the term of this lease, i.e. from April 1, 2000 through June 30, 2000 (the "Option Period"). The purchase price for said 50% interest shall be $907,191.50 (the $907,191.50 having been determined in accordance with Schedule A attached hereto and made a part hereof), plus one-half of the cost of all capital improvements made to said real estate or fixtures thereon by Landlord during the term of this lease. Tenant shall receive a credit against the purchase price aforesaid for an amount equal to the total additional rent paid to Landlord pursuant to the provisions of paragraph 4(a) hereinabove. Tenant shall give Landlord written notice of its election to exercise the option provided for hereunder during the Option Period. The closing of the sale of the 50% interest described above shall take place at the offices of Edmunds & Williams, P.C., 800 Main Street, Lynchburg, Virginia 24504, or such other location as the parties may agree in writing, within 60 days of receipt by Landlord of Tenant's election to exercise the option but in no event before June 30, 2000. In the event of the exercise by Tenant of its option hereunder, Landlord shall convey said 50% interest by general warranty deed with English Covenants of Title. Landlord shall bear the cost of preparing the deed and shall pay the grantor's tax on the transfer. All other costs of closing shall be borne by Tenant.

     20. Notices. All notices provided for in this Lease Agreement shall be in writing and shall be deemed to be given when sent by prepaid registered or certified mail to the parties as follows:

     To the Landlord in care of:

     John A. White
     Technical Publications Service, Inc.
     110 Vista Centre Drive
     Forest, VA 24551

     To the Tenant at:

     David L. Crowder
     TPS Micrographics, Inc.
     110 Vista Centre Drive
     Forest, VA 24551

     Either party may, from time to time, by notice as hereinabove provided, designate a different address to which notices to it shall be sent.

     21. Holding Over. If Tenant remains in possession of the Demised Premises or any part thereof after the expiration of the term of this lease with Landlord's acquiescence and without any written agreement of the parties, Tenant shall be only a tenant at will, and there shall be no renewal of this lease or exercise of an option by operation of law.

     22. Subordination. Tenant will, upon request by Landlord, acquiesced in by the holder of any loan secured by a deed of trust on the Demised Premises, subject and subordinate all or any of its right under this Lease Agreement to any and all mortgages and deeds of trust hereafter placed on the property of which the Demised Premises are a part; provided, however, that Tenant will not be disturbed in the use or enjoyment of the Demised Premises so long as it is not in default hereunder. Tenant agrees that this Lease Agreement shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust and that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the purchaser or assignee under any such foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by

Landlord, any instrument or instruments required to give effect to the provisions of this Article.

     23. Transfer of Landlord's Interest. In the event of the sale, assignment or transfer by Landlord of its interest in the Demised Premises or in this lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord hereunder, Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any securities given by Tenant to Landlord to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest of Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this lease. Landlord shall thereby be discharged of any further obligation relating thereto. Landlord's assignment of the lease or of any or all of its rights herein shall in no manner affect Tenant's obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest.

     24. Warranty. Landlord warrants, subject to the rights of secured creditors, that it has full right and authority to lease the Demised Premises upon the terms and conditions herein set forth and that Tenant shall peacefully and quietly hold and enjoy the Demised Premises for the full term hereof so long as it does not default in the performance of any of its covenants hereunder.

     25. Short Form Lease. Upon the commencement of the term of this lease, the parties hereto shall at the request of either party execute a memorandum or shore form lease agreement, in recordable form, specifying the commencement and termination dates of the term hereof and including any such other provisions hereof as either party may desire to incorporate therein.

     26. Estoppe1 Certificate. Within ten (10) days after request therefor by Landlord or any mortgagee or trustee under a mortgage or deed of trust covering the Demised Premises, or if, upon any sale, assignment or other transfer of the Demised Premises by Landlord, an estoppel certificate shall be required from Tenant, Tenant shall deliver in recordable form a statement to any proposed mortgagee or other transferee, or to Landlord, certifying any facts that are then true with respect to this Lease Agreement, including without limitation (if such be the case) that this Lease Agreement is in full force and effect, that Tenant is in possession, that Tenant has commenced the payment of rent, and that there are no defenses or offsets to the Lease Agreement claimed by Tenant.

     27. Nature and Extent of Agreement. This instrument contains the complete agreement of the parties regarding the terms and conditions of the lease of the Demised Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of landlord and tenant between the parties hereto as to the Demised Premises; and nothing herein shall, in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth.

     28. Binding Effect. This Lease Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under sale as of the day and year first above written.

                                 LANDLORD:

                                          TECHNICAL PUBLICATIONS SERVICE, INC.

                                          By: /s/ illegible,
                                             ---------------------------
                                 TENANT:

                                          TPS MICROGRAPHICS, INC.

                                          By: /s/ illegible
                                             ---------------------------

COMMONWEALTH OF VIRGINIA )
                         ( To-wit
CITY OF LYNCHBURG        )

     I, Mary W. Tinsley, a Notary Public in and for the Commonwealth of Virginia at large, do hereby certify that John A. White of TECHNICAL PUBLICATIONS SERVICE, INC., personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     My Commission Expires: November 30, 1997.

     WITNESS my hand and seal, this 31th day of March, 1995

                                          /s/ Mary W Tinsley
                                          -----------------------
                                              Notary Public
(NOTARIAL SEAL)

COMMONWEALTH OF VIRGINIA )
                         ( To-wit:
CITY OF LYNCHBURG        )

     I, Mary W Tinsley, a Notary Public in and for the Commonwealth of Virginia at large, do hereby certify that David L. Crowder of TPS MICROGRAPHICS, INC., personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     My Commission Expires: November 30, 1997.

     WITNESS my hand and seal, this 31th day of March, 1995

                                          /s/ Mary W Tinsley
                                          -----------------------
                                              Notary Public
(NOTARIAL SEAL)

                                   [GRAPHIC]
                                   EXHIBIT 1
                                   FLOOR PLAN

                                   [GRAPHIC]
                                   EXHIBIT 2
                                   FLOOR PLAN

                                  [ILLEGIBLE]
                                   EXHIBIT 3

                                  [ILLEGIBLE]
                                   EXHIBIT 4